Exhibit




                                 Letterhead of
                      The Franklin Life Insurance Company
                               #1 Franklin Square
                          Springfield, Illinois 62713




                                                   February 26, 1996




Board of Managers
Franklin Life Variable Annuity Fund A
#1 Franklin Square
Springfield, Illinois  62713


Gentlemen:

     As Senior Vice President, General Counsel and Secretary of The Franklin Life Insurance Company (the "Company"), I have reviewed the corporate proceedings relating to the issuance during the year ended December 31, 1995 by Franklin Life Variable Annuity Fund A (the "Fund") of units of interest in Fund A under individual variable annuity contracts (the "1995 Contracts") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended ("Rule 24f-2"). I have also participated in the preparation by the Fund of (i) Post-Effective Amendments to the Fund's Registration Statement on Form N-3 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to which the 1995 Contracts were offered, and (ii) a notice pursuant to Rule 24f-2 on Form 24F-2 for the year ended December 31, 1995 (the "Form 24F-2") with respect to the 1995 Contracts. In addition, I have examined such other documents and such questions of law as in my judgment are necessary or appropriate for purposes of this opinion. Based upon the foregoing, it is my opinion that:

     1. The Company is a stock life insurance corporation duly organized and validly existing under the laws of the State of Illinois and is duly authorized under such laws to issue and sell life, accident and health insurance, and annuity contracts.

     2. The Fund is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Illinois.

     3. The issuance and sale of the 1995 Contracts were duly authorized by the Company, and the 1995 Contracts are legal and binding obligations of the Company in accordance with their terms.

     I hereby consent to the filing of this opinion as an exhibit to the Form 24F-2 to be filed by Fund A with the Securities and Exchange Commission.



                                              Very truly yours,

                                              Stephen P. Horvat, Jr.

                                              Stephen P. Horvat, Jr.
                                              Senior Vice President,
                                                General Counsel and
                                                Secretary